UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 31, 2003

IPC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-82540	74-3022102

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

88 Pine Street, Wall Street Plaza, New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212)-825-9060

ITEM 5. OTHER EVENTS

     On December 31, 2003, IPC Acquisition Corp. announced that its Board of Directors declared a special cash dividend totaling approximately $18 million, or $1.22 per share. The special cash dividend was paid on December 31, 2003 to all stockholders of record of its outstanding common stock as of December 31, 2003.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.1	Press release of IPC Acquisition Corp. dated December 31, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPC Acquisition Corp.

Dated: January 5, 2004	By:	/s/ Timothy Whelan

Timothy Whelan
Chief Financial Officer
(Principal Financial and
Accounting Officer and Duly
Authorized Officer)

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